Exhibit 99.1

Allied Gaming & Entertainment Announces Updates to Board of Directors and Management Team

New York, NY (May 3, 2024) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “AGAE”), a global experiential entertainment company, announced today the below changes to its Board of Directors (the “Board”) and management team effective April 30, 2024:

•	Ms. Chi Zhao was appointed as an independent director on the Board, as Chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee;
•	Mr. Adam Pliska resigned as a director on the Board;
•	Ms. Yinghua Chen resigned as a director on the Board, and will continue as Chief Executive Officer of Allied Gaming & Entertainment; and
•
Mr. Yangyang Li has been appointed as President of the Company, will continue as Chairman of the Board, and has resigned from his position as a member of the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee.

“As we continue forward on our path as a public company and further execute against our strategic plans, we are thrilled to bring in a highly qualified, independent director in Ms. Chi Zhao. Ms. Zhao’s vast multinational experience in strategic management, board governance and corporate oversight will be extremely beneficial as we continue expanding our operations,” said Yinghua Chen, Chief Executive Officer of AGAE. “With Mr. Li’s appointment to President, I remain fully committed to the Company and will be even more laser-focused on further enhancing and optimizing our current corporate operations. Mr. Li will remain as Chairman of the Board and will focus his efforts as President on mergers and acquisitions, strategic partnership negotiations, further investment in Asia, and overseeing the Company’s legal proceedings. On behalf of the Company, I would also like to extend our gratitude to Adam Pliska for his invaluable support of Allied since our initial public offering.”

Ms. Chi Zhao is an experienced multinational and academic with a background in strategic management, board governance, non-profit organizations, and corporate oversight. Ms. Zhao is currently a Research Fellow at the Ash Center at Harvard Kennedy School and facilitates highest-level inter-governmental closed-door roundtables, seminars, and forums. Previously she was the Director, Investor Relations at Unity Ventures, a top venture capitalist firm based in Beijing. Ms. Zhao received a Bachelor of Arts from Eastern Kentucky University and a Master of Arts from

Morehead State University. More recently, Ms. Zhao became a Mason Scholar at the Harvard Kennedy School.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Important factors, among others, that may affect actual results or outcomes include: risks associated with the future direction or governance of the Company; our ability to execute on our strategic and business plans; the substantial uncertainties inherent in the acceptance of existing and future products and services; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; our inability to enter into one or more future acquisition or strategic transactions; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AGAE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

Investor Contact:
Tyler Drew
Addo Investor Relations
ir@alliedgaming.gg